Exhibit 10.24

                                AGENCY AGREEMENT


     This Agency Agreement is made as of this 10th day of February, 2004, by and between Garcel, Inc. d/b/a The Great American Group, a California corporation, with a principal place of business at 6330 Variel Avenue, Woodland Hills, California 91367 (the "Agent") and Factory 2-U Stores, Inc., a Delaware corporation with a principal place of business at 4000 Ruffin Road, San Diego, CA 92123 (the "Merchant").


                                    RECITALS

     WHEREAS, the Merchant is a debtor and debtor-in-possession under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), pursuant to Chapter 11 Case No. 04-10111 (PJW), filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on January 13, 2004 (the "Petition Date"), and

     WHEREAS, Merchant desires that Agent act as Merchant's exclusive agent for the limited purpose of selling all of the Merchandise (as hereinafter defined) located in Merchant's forty-four (44) retail store location(s) (each individually a "Store," and collectively the "Stores") set forth on Exhibit "A" attached hereto and made a part hereof, by means of a store closing, going out of business or similar theme sale at the Stores (as further described below, the "Sale").

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Agent and Merchant hereby agree as follows:

     Section 1. Defined Terms. The terms set forth below are defined in the Sections referenced of this Agreement:

         Defined Term                                          Section Reference
         Agency Accounts                                       Section 7.2
         Agency Documents                                      Section 11.1(b)
         Agent                                                 Preamble
         Agent Claim                                           Section 12.5
         Agent Indemnified Parties                             Section 13.1
         Approval Order                                        Section 2
         Bankruptcy Code                                       Recitals
         Bankruptcy Court                                      Recitals
         Benefits Cap                                          Section 4.1
         Central Service Expenses                              Section 4.1
         Clearance Merchandise                                 Section 5.2(b)
         Defective Merchandise                                 Section 5.2(b)
         Excluded Benefits                                     Section 4.1
         FF&E                                                  Section 5.2(a)
         Guaranteed Amount                                     Section 3.1(a)
         Gross Rings                                           Section 6.3
         Inventory Date                                        Section 5.1
         Inventory Taking                                      Section 5.1
         Layaway, Repair and Special Order
             Merchandise                                       Section 5.2(b)
         Letter of Credit                                      Section 3.4
         Merchandise                                           Section 5.2(a)
         Merchant                                              Preamble
         Merchant Consignment Goods                            Section 5.4
         Occupancy Expenses                                    Section 4.1
         On-Order Merchandise                                  Section 5.2(b)
         Out of Season Merchandise                             Section 5.2(b)
         Proceeds                                              Section 7.1
         Petition Date                                         Recitals
         Retail Price                                          Section 5.3
         Retained Employee                                     Section 9.1
         Retention Bonus                                       Section 9.4
         Returned Merchandise                                  Section 8.5
         Sale                                                  Recitals
         Sale Expenses                                         Section 4.1
         Sale Commencement Date                                Section 6.1
         Sale Guidelines                                       Section 2
         Sale Term                                             Section 6.1
         Sale Termination Date                                 Section 6.1
         Sales Taxes                                           Section 8.3
         Store(s)                                              Recitals
         Supplies                                              Section 8.4
         WARN Act                                              Section 9.1

     Section 2. Appointment of Agent; Bankruptcy Court Approval. The Merchant hereby appoints the Agent, and the Agent hereby agrees to serve, as the Merchant's exclusive agent for the limited purpose of conducting the Sale in accordance with the terms and conditions of this Agreement. Merchant's and Agent's obligations hereunder are subject to approval of the Bankruptcy Court and shall be of no force and effect in the event that it is not so approved. As soon as practicable after Merchant's execution of this Agreement, Merchant shall obtain an order of the Bankruptcy Court approving this Agreement in its entirety (the "Approval Order"). The Approval Order shall be in a form satisfactory to the Agent. Attached hereto as Exhibit "B" are Sale Guidelines setting forth the Agent's conduct at the Sale (the "Sale Guidelines").

     Section 3. Payments to Merchant and Agent.

     3.1 Payments to Merchant.

               (a) (i) As a guaranty of Agent's performance hereunder, Merchant shall receive from Agent the sum of 45.55% of the aggregate Retail Price of the Merchandise, less any credits provided for Returned Merchandise under Section
8.5 hereof ("Guaranteed Amount"), plus the payment of all Sale Expenses.

               (ii) Agent shall pay to Merchant the Guaranteed Amount in the manner and at the times specified in Section 3.3 below. The Guaranteed Amount will be calculated based upon (A) the final report of the Merchandise by the inventory taking service after verification thereof by Agent and Merchant, and
(B) the aggregate amount of Gross Rings (as defined herein), adjusted for shrinkage as provided in Section 6.3 hereof.

               (iii) The Guaranteed Amount has been calculated and agreed upon based upon Merchant's representation that the aggregate Retail Price (as defined in section 5.3 hereof) of the Merchandise as of the Sale Commencement Date (as defined herein) will not be less than $12 million (the "Merchandise Threshold"), that all such Merchandise will conform to Merchant's representations and warranties contained herein, and that no material representations, warranties or covenants of Merchant hereunder have been or shall be breached. Merchant and Agent agree that in the event that the final report of the inventory taking service indicates that the aggregate Retail Price of the Merchandise is less than the Merchandise Threshold, then the Guaranteed Amount shall be reduced pro rata as follows: for every $100,000 of Merchandise or pro rata portion thereof (at Retail Price) by which the aggregate Retail Price of the Merchandise falls below the Merchandise Threshold, the Guaranteed Amount shall be reduced by two-tenths of one percent (.2%) or pro rata portion thereof; provided, however, in no event shall the aggregate Retail Price of the Merchandise be less than $9 million.

     3.2 Payments to Agent. Agent shall receive as its compensation for services rendered to Merchant all remaining Proceeds (as defined herein) of the Sale after payment of (i) the Guaranteed Amount, and (ii) all Sale Expenses (as defined herein). Provided all payments are made to Merchant as required hereunder, all Merchandise remaining, if any, at the Sale Termination Date shall become the property of Agent, free and clear of all liens, claims and encumbrances, provided that Agent shall use its best efforts to sell any such remaining Merchandise in a commercially reasonable manner and any proceeds generated from the sale of such remaining Merchandise shall be considered Proceeds under this Agreement.

     3.3 Time of Payments. The Agent shall pay to Merchant via wire transfer eighty percent (80%) of the estimated Guaranteed Amount attributable to Merchandise in the Stores as of the Sale Commencement Date within one business day after issuance of the Approval Order, which amount shall be calculated based upon the net book value of such Merchandise as of such date as set forth in Merchant's books and records. Thereafter, on the earlier of (i) one (1) business day after the reconciliation by Merchant and Agent of the final inventory report by the inventory taking service, and (ii) thirty (30) days after the Sale Commencement Date, Agent shall pay to Merchant via wire transfer the unpaid balance of the Guaranteed Amount or, to the extent that Agent's payment on account of the estimated Guaranteed Amount exceeds the actual Guaranteed Amount, Merchant shall reimburse such excess to Agent; provided, however, that the Inventory Taking shall be reconciled within seven (7) days after its completion (and the Agent and Merchant shall use their reasonable best efforts to accomplish such reconciliation); provided further however, that in the event of a dispute with respect to the final inventory report, Agent shall pay that portion of the unpaid balance of the Guaranteed Amount not in dispute.

          All payments by Merchant to Agent hereunder shall be made by wire transfer of immediately available funds. Merchant agrees that any amounts due by Agent to Merchant pursuant to this Section 3 may in Agent's discretion be offset by the amount of Proceeds collected by Merchant for Agent's account (if any) which have not, as of the applicable date, been transferred by Merchant to Agent in accordance with Sections 7.2 and 7.3 hereof.

     3.4 Security. To secure Agent's obligations to pay Expenses, Agent shall deliver to Merchant an irrevocable standby letter of credit in the original face amount equal to four (4) weeks estimated Expenses, naming Merchant as beneficiary, substantially in the form of Exhibit 3.4 attached hereto (the "Letter of Credit"). The Letter of Credit shall be delivered no later than one
(1) business day following the Sale Commencement Date, shall be issued by a bank selected by Agent and reasonably acceptable to Agent and Merchant. In the event that Agent shall fail to pay any Expenses, Merchant shall be entitled to draw on the Letter of Credit to fund such amount following five (5) days written notice to Agent of Merchant's intention to do so, provided that no material default or Event of Default has then occurred on the part of the Merchant hereunder. The Letter of Credit shall expire on May 31, 2004, provided that in the event that Agent shall have paid all Expenses prior to such date, Merchant agrees to surrender the original Letter of Credit to the issuer thereof together with written notification that the Letter of Credit may be terminated; and provide further, in the event there remain outstanding or unpaid Expenses as of such date, Agent shall cause the term of the Letter of Credit to be extended for a period mutually acceptable to Merchant and Agent.

     Section 4. Expenses of the Sale.

     4.1 Expenses. Agent shall be responsible for all Sale Expenses incurred in conducting the Sale. As used herein, "Sale Expenses" shall mean Store-level operating expenses of the Sale which arise during the Sale Term at the Stores limited to the following:

               (a) base payroll for Retained Employees for actual days/hours worked in the conduct of the Sale;

               (b) amounts actually payable in respect of FICA, unemployment taxes, worker's compensation and health care insurance benefits for Retained Employees, in an amount not to exceed 27% of base payroll for each Retained Employee (the "Benefits Cap");

               (c) 50% of the fees and costs of the inventory taking service to conduct the Inventory Taking;

               (d) Agent's supervision fees, expenses, and bonuses;

               (e) advertising and signage expenses (at Merchant's contract rates, if available, and excluding any allocation of Agent's overhead);

               (f) telephone expenses, including tie lines, monthly access charges and local and long distance telephone expenses incurred in the conduct of the Sale;

               (g) utilities at the Stores, including but not limited to gas, electric, water and sewer charges;

               (h) credit card and bank card fees, chargebacks and discounts, and check guaranty fees, including bank service charges;

               (i) costs of security personnel/loss prevention in the Stores and armored car services;

               (j)  a  pro-rata   portion  of  Merchant's   insurance   premiums
attributable to the Merchandise and a pro-rata portion of comprehensive public liability insurance attributable to the Stores;

               (k) all costs of transfers of Merchandise, including transfers of Merchandise from the Warehouse, during the Sale Term;

               (l) Retention Bonuses as described in Section 9.4 below;

               (m) Occupancy Expenses, limited on a per diem per Store basis and limited to those amounts and categories as described in Exhibit 4.1 attached hereto;

               (n) housekeeping and cleaning expenses at the Stores during the Sale Term, and expenses to leave the Stores in "broom clean condition" pursuant to section 6.2 hereof;

               (o) Cash overage, cash shortages and theft;

               (p) Store trash removal;

               (q) Agent's cost of capital and letter of credit expenses;

               (r) Intentionally omitted

               (s) Cost of additional supplies;

               (t) Bad checks;

               (u) the costs and expenses of providing such additional goods and services which the Agent deems appropriate and to which Merchant shall consent;

               (v) costs of any music contracts for the Stores;

               (w) postage, courier and overnight mail charges to and from or among the Stores and central office (solely to the extent relating to the Sales) or otherwise relating to the Sale;

               (x) Central Service Expenses equal to $3,000 per week during the Sale Term; and

               (y) Agent and/or employee travel in connection with the Sale (including supervisor travel during the Sale); provided, however, that supervisor travel to and from a Store at the commencement and/or conclusion of the Sale shall be excluded from Sale Expenses.

               "Sale Expenses" shall not include: (i) Excluded Benefits; (ii) Occupancy Expenses in excess of the amount referred to above; (iii) Central Service Expenses in excess of the amount referred to above; and (iv) any other costs, expenses or liabilities payable by Merchant, all of which shall be paid by Merchant promptly when due for and during the Sale Term.

               As used herein, the following terms have the following respective meanings:

               "Central Service Expenses" means costs and expenses for Merchant's central administrative services necessary for the Sale, including, but not limited to, MIS and POS services, payroll processing, cash reconciliation, inventory processing and handling, and data processing and reporting.

               "Excluded Benefits" means vacation days or vacation pay, sick days or sick leave, maternity leave or other leaves of absence, Warn Act termination or severance pay, pension benefits, ERISA coverage and similar contributions, and payroll taxes, worker's compensation and health insurance benefits in excess of the Benefits Cap.

               "Occupancy   Expenses"   means   Merchant's   actually   incurred
Store-level  expenses  limited to those per diem per Store  amounts set forth on
Exhibit 4.1.

     4.2 Payment of Sale Expenses. All Sale Expenses incurred during each week of the Sale (i.e. Sunday through Saturday) shall be paid by Agent to or on behalf of Merchant, or offset from Proceeds held by Merchant, immediately following the weekly Sale reconciliation by Merchant and Agent pursuant to
Section 8.7 below, based upon invoices and other documentation reasonably satisfactory to Agent.

Section 5.        Inventory Valuation; Merchandise.

     5.1 Inventory Taking. Merchant and Agent shall cause to be taken a Retail Price physical inventory and SKU inventory of the Merchandise (the "Inventory Taking") commencing at the close of business at each of the Stores on a date mutually agreed upon by Agent and Merchant, but in no event later than two (2) days after entry of the Approval Order (the date of the Inventory Taking at each Store being the "Inventory Date" for such Store). Merchant and Agent shall jointly employ Washington Inventory Service and/or another mutually acceptable inventory taking service to conduct the Inventory Taking. Agent shall be responsible for 50% of the costs and fees of the inventory taking service as an Expense hereunder, and the balance of such costs and fees shall be paid by Merchant. Except as provided in the immediately preceding sentence, Merchant and Agent shall bear their respective costs and expenses relative to the Inventory Taking. Merchant and Agent shall each have representatives present during the Inventory Taking, and shall each have the right to review and verify the listing and tabulation of the inventory taking service. Merchant agrees that during the conduct of the Inventory Taking at each Store such Store shall be closed to the public and no sales or other transactions shall be conducted. The procedures to be used in the conduct of the Inventory Taking and its verifications are set forth on Exhibit 5.1 to be mutually agreed upon and attached hereto. In order to facilitate the Inventory Taking, Merchant agrees to make its SKU data files, including retail, UPC to SKU cross-reference, and merchandising rollup data, and related computer hardware and software available to Agent and the inventory taking service commencing prior to the Inventory Date.

     5.2 Merchandise Subject to this Agreement.

               (a) For purposes of this Agreement, "Merchandise" shall mean: (i) all finished goods inventory of first quality, consistent with Merchant's past practices, that is owned by Merchant and located at the Stores as of the Sale Commencement Date, including: (A) Defective Merchandise; (B) clearance merchandise, (C) Out of Season Merchandise, and (D) Merchandise subject to Gross Rings, as adjusted for shrinkage as provided in Section 6.3 hereof. Notwithstanding the foregoing, "Merchandise" shall not include: (1) goods which belong to sublessees, licensees or concessionaires of Merchant; (2) goods held by Merchant on memo, on consignment, or as bailee; (3) Layaway, Repair and Special Order Merchandise; (4) Defective Merchandise for which Merchant and
Agent cannot agree upon a Retail Price; (5) equipment, furnishings, trade fixtures (the "FF&E") and improvements to real property which are located in the Stores; and (6) Merchant Consignment Goods;

               (b) As used in this Agreement, the following terms have the respective meanings set forth below:

               "Defective Merchandise" means Merchandise that is damaged, defective or otherwise not salable at Merchant's full retail in the ordinary course because it or its packaging is damaged, dented, ripped, soiled, worn, scratched, broken, faded, torn, mismatched, or affected with defects rendering it not first quality. Defective Merchandise shall not include Merchandise that has minor dents in product packaging that do not affect the ability to sell the product contained inside the package. Sample Merchandise and Merchandise on display shall not per se be deemed to be Defective Merchandise.

               "Out  of  Season   Merchandise"   means   items  of   Merchandise
specifically relating to holidays falling outside the Sale Term (e.g., Christmas and Thanksgiving).

               "Layaway, Repair, and Special Order Merchandise" means all items of Merchandise held at the Stores on layaway or for repair, or customer-specific special orders, in each case pursuant to binding agreements, invoices or other legal documentation, where (A) the documentation is clear as to the name, address, telephone number, date of last payment and balance due from the customer, and (B) the goods subject to layaway are fully described in the documentation.

               "On-Order Merchandise" means merchandise currently ordered by Merchant but which has not been received in the Stores prior to the Sale Commencement Date. Nothing herein shall obligate Merchant to purchase or include any On-Order Merchandise in the Sale.

     5.3 Valuation. For purposes of this Agreement, "Retail Price" shall mean for each item of Merchandise the lower of (a) the lowest ticketed price and (b) Merchant's PLU, file or scan price (the "Retail Price"), except for:

               (i) Out of Season Merchandise, where the Retail Price shall mean the lower of (x) the lowest ticketed price for such Merchandise and (y) the lowest price offered by Merchant for such Merchandise by POS promotion or otherwise at any time during the period 30 days prior to the Sale Commencement Date;

               (ii) Defective Merchandise, where the Retail Price shall mean such value as to which Agent and Merchant shall mutually agree; and

               (iii) Returned Merchandise where the Retail Price shall be determined in Section 8.5 hereof.

               In the event On-Order Merchandise is received in the Stores after the Sale Commencement Date but less than fourteen (14) days after the Commencement Date, the Retail Price shall be as set forth in this section. If the On-Order Merchandise is received after 14 days from the Sale Commencement Date, then the Retail Price shall mean the lower of (i) lowest ticketed price of such item as of the Sale Commencement Date and (ii) the lowest marked, SKU, or PLU file price for such item of Merchandise multiplied, in either the case of
(i) or (ii), by the inverse of the prevailing discount in place on the date such On-Order Merchandise is received.

               Except in the case of Out of Season Merchandise, it is the intent of the parties that in determining the Retail Price of any item of Merchandise the parties shall exclude all temporary promotional activity, including, without limitation, point-of-sale discounting and temporary promoting or discounts advertised by any and all methods, and all Sales Taxes, and Merchant represents that the ticketed prices of items of Merchandise at the Stores do not and shall not include any Sales Taxes. If, at the time of the Inventory Taking, an item of Merchandise has more than one Retail Price, or if multiple items of the same SKU are marked at different prices, the lowest Retail Price on any such item shall prevail for such item or for all such items within the same SKU, as the case may be, unless it is clear that the Retail Price was mismarked.

     5.4 Excluded Goods. Merchant shall retain all responsibility for any goods not included as "Merchandise" hereunder. If Merchant elects at the beginning of the Sale Term, Agent shall accept defective goods not included as "Merchandise" hereunder for sale as "Merchant Consignment Goods" at prices established by the Agent. The Agent shall retain 20% of the sale price for all sales of Merchant Consignment Goods, and Merchant shall receive 80% of the receipts in respect of such sales. Merchant shall receive its share of the receipts of sales of Merchant Consignment Goods on a weekly basis, immediately following the weekly Sale reconciliation by Merchant and Agent pursuant to Section 8.7 below. If Merchant does not elect to have Agent sell such goods not included as Merchandise, then all such items will be removed by Merchant from the Stores at its expense as soon as practicable after the date hereof. Except as expressly provided in this Section 5.4, Agent shall have no cost, expense or responsibility in connection with any goods not included in Merchandise.

     Section 6. Sale Term.

     6.1 Term. Subject to satisfaction of the conditions  precedent set forth in
Section 10 hereof, the Sale shall commence at each Store on the date following issuance of the Approval Order by the Bankruptcy Court (such date with respect to each Store being the "Sale Commencement Date"). The Agent shall complete the Sale at each Store no later than March 31, 2004, unless the Sale is extended by mutual written agreement of Agent and Merchant (the "Sale Termination Date"), the period from the Sale Commencement Date to the Sale Termination Date as to each Store being the "Sale Term"). Notwithstanding the foregoing, the Agent may, in its discretion, terminate the Sale at any Store at any time within the Sale Term (i) upon the occurrence of an Event of Default by Merchant, or (ii) upon not less than seven (7) days' prior written notice to Merchant.

     6.2 Vacating the Stores. Agent shall vacate the Stores on or before the Sale Termination Date, at which time Agent shall surrender and deliver the Store premises and Store keys to Merchant. Agent agrees to leave the Stores in "broom clean" condition, ordinary wear and tear excepted. All assets of Merchant used by Agent in the conduct of the Sale (e.g. FF&E, supplies, etc.) shall be returned by Agent to Merchant at the end of the Sale Term to the extent the same have not been used in the conduct of the Sale or have not been otherwise disposed of hereunder or through no fault of Agent by leaving such items in place at the Stores.

     6.3 Gross Rings. In the event that the Sale commences prior to the completion of the Inventory Taking at any Store, then for the period from the Sale Commencement Date until the Inventory Date for such Store, Agent and Merchant shall jointly keep (i) a strict count of gross register receipts less applicable Sales Taxes ("Gross Rings"), and (ii) cash reports of sales within such Stores. Register receipts shall show for each item sold the Retail Price for such item and the markdown or discount, if any, specifically granted by Agent in connection with such Sale. All such records and reports shall be made available to Agent and Merchant during regular business hours upon reasonable notice. Agent shall pay that portion of the Guaranteed Amount calculated on the Gross Rings basis, to account for shrinkage, on the basis of 102% of the aggregate Retail Price of Merchandise sold during the Gross Rings period (without taking into account any point of sale discounts or point of sale markdowns taken by the Agent.

     Section 7. Sale Proceeds

     7.1 Proceeds. For purposes of this Agreement, "Proceeds" shall mean the aggregate of: (a) the total amount (in United States dollars) of all sales of Merchandise made under this Agreement, exclusive of (i) Sales Taxes, and (ii) returns, allowances and customer credits; and (b) all proceeds of Merchant's insurance for loss or damage to Merchandise or loss of cash arising from events occurring during the Sale Term. Until 80% of the Guaranteed Amount is paid in full, Merchant shall retain the Proceeds of the Sale from the prior week (which amount shall be applied to the Guaranteed Amount). Following the payment in full of the Guaranteed Amount, Agent may, in its discretion, elect to control the Sale Proceeds in the manner provided below in this Section 7.

     7.2 Deposit of Proceeds. Following payment of 80% of the Guaranteed Amount in full, all cash Proceeds shall be deposited in agency accounts established by Agent (the "Agency Accounts"). Agent may, in its discretion, designate new or existing accounts of Agent or Merchant as the Agency Accounts, provided that such accounts are dedicated solely to the deposit of Proceeds and the disbursement of amounts payable by Agent hereunder. Agent shall exercise sole signatory authority and control with respect to the Agency Accounts. Merchant shall promptly upon Agent's request execute and deliver all necessary documents to open and maintain the Agency Accounts. To the extent that following full payment of the Guaranteed Amount, Agent shall elect to use existing accounts of Merchant as the Agency Accounts, (i) commencing on the first business day following the Sale Commencement Date, and on each business day thereafter, Merchant shall pay to Agent by wire funds transfer all collected funds constituting Proceeds deposited in such accounts, and (ii) upon request, Merchant shall deliver to Agent copies of all bank statements and other information relating to such accounts. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all bank fees and charges, including wire transfer charges, related to the Agency Accounts, whether received during or after the Sale Term.

     7.3 Credit Card Proceeds. Agent shall have the right (but not the obligation) to use Merchant's credit card facilities (including Merchant's credit card terminals and processors, credit card processor coding, Merchant identification numbers and existing bank accounts) for credit card Proceeds. In the event that Agent elects so to use Merchant's credit card facilities, Merchant shall process credit card transactions on behalf of Agent and for Agent's account, applying customary practices and procedures. Without limiting the foregoing, Merchant shall cooperate with Agent to down-load data from all credit card terminals each day during the Sale Term and to effect settlement with Merchant's credit card processors, and shall take such other actions necessary to process credit card transactions on behalf of Agent under Merchant's Merchant identification numbers. Following payment in full of the Guaranteed Amount, all credit card Proceeds will constitute the property of the Agent and shall be held by Merchant in trust for Agent. Merchant shall deposit all credit card Proceeds into a designated account and shall transfer such Proceeds to Agent daily (on the date received by Merchant if received prior to 12:00 noon, or otherwise within one business day) by wire transfer of immediately available funds. At Agent's request, Merchant shall cooperate with Agent to establish Merchant identification numbers under Agent's name to enable Agent to process all credit card Proceeds for Agent's account. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all credit card fees, charges, and chargebacks related to the Sale, whether received during or after the Sale Term.

     Merchant makes no representation that the credit card processors shall permit the use of Merchant's credit card facilities on the same terms and conditions as they did prior to the date hereof and Merchant shall not be obligated to assure the availability of such credit card facilities. Notwithstanding anything herein to the contrary, if Agent elects to use Merchant's credit card facilities during the Sale, Agent shall be required to make all arrangements necessary with Merchant's credit card processors regarding the establishment of reserves for credit cards sales during the Sale Term, and no funds of Merchant shall be used to establish any such reserves.

     Section 8. Conduct of the Sale.

     8.1 Rights of Agent. Agent shall be permitted to, in its sole discretion, conduct the Sale, as a "store closing," or similar sale throughout the Sale Term, but not a "going out of business" sale. Agent shall conduct the Sale in the name of and on behalf of Merchant in a commercially reasonable manner and in compliance with the terms of this Agreement and the Sale Guidelines. In addition to any other rights granted to Agent hereunder, in conducting the Sale, Agent, in the exercise of its sole discretion, shall have the right (subject to compliance with the Sale Guidelines):

               (a) to establish and implement advertising and promotion programs consistent with a "store closing" theme sale, including hanging interior and exterior signs and banners, provided, however, that Agent shall deliver copies of all advertising materials for the Sale to Merchant, in addition to the notice required in Section 18.1 hereof, via facsimile to Merchant to the attention of Mel Redman at (858) 637-4180, who shall have the right, within one (1) business day of such delivery, to approve such materials (which approval shall not be unreasonably withheld or delayed); and provided further that the failure of the Merchant to reasonably respond to any request for approval within twenty-four
(24) hours shall be deemed to be approval of the subject materials;

               (b) to establish Sale prices and Store hours which are consistent with the terms of applicable leases;

               (c) to use without charge during the Sale Term all FF&E, advertising materials, bank accounts (consistent with Section 7.2), Store-level customer lists and mailing lists, computer hardware and software, existing supplies located at the Stores, intangible assets (including Merchant's name, logo and tax identification numbers), Store keys, case keys, security codes, and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Merchant located at the Stores or used in the ordinary course of business at the Stores (whether owned, leased, or licensed);

               (d) subject to applicable law, to transfer Merchandise between Stores;

               (e) subject to Agent's obligation to pay for Central Service Expenses as provided above, to use without charge during the Sale Term (i) Merchant `s central office facilities, central administrative services and personnel to process payroll, perform MIS and provide other central office services necessary for the Sale, provided that in no event shall Merchant be required to provide services in excess of those it historically provided to support sales in the Stores, and (ii) one (1) office located at Merchant's central office facility.

     8.2 Terms of Sales to Customers.

               (a) All sales of Merchandise will be "final sales" and "as is," and all advertisements and sales receipts will reflect the same. Agent shall not warrant the Merchandise in any manner, but will, to the extent legally permissible, pass on all manufacturers' warranties to customers. Subject to
Section 8.2(b) below, all sales will be made only for cash and by nationally recognized bank credit cards.

               (b) For the first twenty-eight(28) days of the Sale Term, Agent shall accept Merchant's gift certificates and cards issued by Merchant prior to the Sale Commencement Date. Merchant shall reimburse Agent in cash in the aggregate amount of any such gift certificates and cards during the weekly sale reconciliation provided for in Section 8.7 hereof.

     8.3 Sales Taxes. During the Sale Term, all sales, excise, gross receipts and other taxes attributable to sales of Merchandise and Merchant Consignment Goods (other than taxes on income) payable to any taxing authority having jurisdiction (collectively, "Sales Taxes") shall be added to the sales price of Merchandise and Merchant Consignment Goods and collected by Agent at the time of sale. To the extent that Agent shall control the Sale Proceeds as provided in
Section 7 above, the Agent shall, at such times and in such manner as directed by the Merchant, transfer immediately available funds from the Agency Accounts to the Merchant, the applicable taxing authorities or the applicable escrow account established by the Merchant's existing secured lender, as directed by the Merchant, in the amount so collected in respect of such taxes, together with the accompanying schedules, for payment of taxes when due. Merchant shall promptly pay all Sales Taxes and file all applicable reports and documents required by the applicable taxing authorities. Merchant will be given access to the computation of gross receipts for verification of all such tax collections.

     8.4 Supplies. Agent shall have the right to use, without charge, all existing supplies located at the Stores including, without limitation, boxes, bags, paper, twine and similar sales materials (collectively, "Supplies"). In the event that additional Supplies are required in any of the Stores during the Sale, Merchant agrees to promptly provide the same to Agent, if available, for which Agent shall reimburse Merchant at Merchant's cost therefor. Merchant does not warrant that the existing Supplies in the Stores as of the Sale Commencement Date are adequate for the purposes of the Sale. Supplies shall not be prior to the Sale Commencement Date, transferred by Merchant between or among the Stores so as to alter the mix or quantity of Supplies at the Stores from that existing on such date, other than in the ordinary course of business.

     8.5 Returns of Merchandise. During the first twenty eight (28) days of the Sale Term, Agent shall accept returns of Merchandise sold by Merchant prior to the Sale Commencement Date; provided that (i) such item was purchased within thirty (30) days prior to the date of such return; (ii) the customer has the original register receipt; (iii) such return is not being made in contemplation of such customer repurchasing the item at the sale price being offered by Agent, and (iv) such return is consistent with Merchant's prior practices (all Merchandise meeting the foregoing criteria, the "Returned Merchandise") provided that any credits for such Returned Merchandise may be used only for the purchase of Merchandise and Agent shall not be required to provide any cash refund on account of any such credits. Returned Merchandise shall be included in Merchandise and valued at the Retail Price applicable to such item less the prevailing Sale discount at the time of the return and the Guaranteed Amount shall be reduced in the amount of any credits provided by Agent in respect of the Returned Merchandise. Merchant shall provide Agent with the name and contact information for a Merchant representative to coordinate with any customers regarding any Returned Merchandise not accepted by Agent.

     8.6 Layaway, Repair and Special Order Merchandise. Promptly after the execution of this Agreement, Merchant shall notify each customer for whom Merchant holds Layaway, Repair and Special Order Merchandise of the Sale and request such customers to pick up and pay for the applicable item(s) on or before February 7, 2004. Any Layaway, Repair and Special Order Merchandise unclaimed by customers by such date shall be returned to the Store's sale floor for sale by Agent. To the extent that any such Layaway Repair and Special Order Merchandise is salable as first-quality Merchandise, it shall be included in Merchandise and valued at the Retail Price applicable to such item at the time of the return. If such Layaway, Repair and Special Order Merchandise constitutes Defective Merchandise it shall be included in Merchandise and assigned a Retail Price in accordance with the applicable provisions of Section 5.3 above. The aggregate Retail Price of the Merchandise shall be increased by the Retail Price of any Layaway, Repair and Special Order Merchandise included in Merchandise (determined in accordance with this Section 8.6), and the Guaranteed Amount shall be adjusted accordingly. To the extent that Agent is required to issue refunds to customers in respect of any Layaway, Repair and Special Order Merchandise, Merchant shall reimburse Agent in cash for any such amounts. Layaway, Repair and Special Order Merchandise not included in Merchandise shall be disposed of by Agent in accordance with instructions received from Merchant or, in the absence of such instructions, returned to Merchant at the end of the Sale Term. Any increases in the Guaranteed Amount in connection with Layaway, Repair and Special Order Merchandise shall be accounted for and paid by Agent on a weekly basis.

     8.7 Sale Reconciliation. On each Wednesday during the Sale Term (for the previous week ending Saturday), commencing on the second Wednesday after the Sale Commencement Date, Agent and Merchant shall cooperate to reconcile Sale Expenses, Gross Rings, if still applicable, Returned Merchandise, and such other Sale related items as either party shall reasonably request, in each case for the prior week or partial week (i.e. Sunday through Saturday), all pursuant to procedures agreed upon by Merchant and Agent. Within thirty (30) days after the end of the Sale Term, Agent and Merchant shall complete a final reconciliation of the Sale Expenses and the sale of Merchandise, the written results of which shall be certified by representations of each of Merchant and Agent as a final settlement of accounts between Merchant and Agent.

     8.8 Force Majeure. If any casualty or act of God prevents or substantially inhibits the conduct of the Sale at any Store, such Store and the Merchandise located at such Store shall be eliminated from the Sale and considered to be deleted from this Agreement as of the date of such event, and Agent and Merchant shall have no further rights or obligations hereunder with respect thereto; provided, however, that (i) the proceeds of any insurance attributable to such Merchandise or business interruption shall constitute Proceeds hereunder, and
(ii) the Guaranteed Amount shall be reduced to account for any Merchandise eliminated from the Sale which is not the subject of insurance proceeds, and Merchant shall reimburse Agent for the amount the Guaranteed Amount is so reduced prior to the end of the Sale Term.

     8.9 Petty Cash, Etc. All petty cash funds, register funds, unprocessed checks and credit card media (including proceeds of sales of goods) relating to periods prior to the Sale Commencement Date shall constitute property of the Merchant, and Agent shall have no rights or claims with respect thereto. Agent shall purchase from Merchant, on a dollar for dollar basis, all petty cash funds and register funds in the Stores as of the Inventory Date for each Store.

     Section 9. Employee Matters.

     9.1 Merchant's Employees. Merchant shall permit all of its employees at the Stores to be available to Agent for the Sale. Agent may use Merchant's store-level employees in the conduct of the Sale to the extent Agent in its sole discretion deems expedient, and Agent may select and schedule the number and type of Merchant's employees required for the Sale. Agent shall identify any such store-level employees to be used in connection with the Sale (each such employee, a "Retained Employee") and shall notify Merchant of the identity of all Retained Employees prior to the Sale Commencement Date. Retained Employees shall at all times remain employees of Merchant, and shall not be considered or deemed to be employees of Agent. Merchant and Agent agree that, except to the extent that wages and benefits of Retained Employees constitute Sale Expenses hereunder, nothing contained in this Agreement and none of Agent's actions taken in respect of the Sale shall be deemed to constitute an assumption by Agent of any of Merchant's obligations relating to any of Merchant's employees including, without limitation, Excluded Benefits, Worker Adjustment Retraining Notification Act ("WARN Act") claims and other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Agent become liable under any collective bargaining or employment agreement or be deemed a joint or successor employer with respect to such employees. Merchant shall not, without Agent's prior written consent, raise the salary or wages or increase the benefits for, or pay any bonuses or make any other extraordinary payments to, any of its employees in anticipation of the Sale or prior to the Sale Termination Date, provided that Merchant may provide health insurance benefits to newly eligible employees pursuant to Merchant's health insurance plan and may implement scheduled raises in the ordinary course of business. Merchant has not terminated and shall use its reasonable best efforts to continue all employee benefits and benefit programs during the Sale Term.

     9.2 Termination of Employees. Agent may in its discretion stop using any Retained Employee at any time during the Sale. Agent shall so notify a representative designated by Merchant at least five (5) days prior thereto, except "for cause" (such as dishonesty, fraud or breach of employee duties), in which event Agent may stop using such employee immediately provided however that Agent shall immediately notify Merchant of the basis for such "cause" so that Merchant can arrange for termination of such employee. Upon the expiration of the applicable notice period, all costs associated with the employee shall not be considered a Sale Expense and Agent shall have no further responsibility or liability for such employees whatsoever. Merchant shall not transfer or dismiss employees of the Stores without Agent's prior consent, which shall not be unreasonably withheld, conditioned or delayed, but shall retain the right to dismiss the employee "for cause."

     9.3 Payroll Matters. During the Sale Term Merchant shall process the base payroll for all Retained Employees. Beginning on Wednesday, February 25, 2004, and every other Wednesday thereafter during the Sale Term, Agent shall transfer from the Agency Accounts to Merchant's payroll accounts an amount equal to the base payroll for Retained Employees plus related payroll taxes, worker's compensation and benefits for such week which constitute Sale Expenses hereunder.

     9.4 Employee Retention Bonuses. In Agent's reasonable discretion Proceeds may be used to pay, as a Sale Expense, retention bonuses ("Retention Bonuses") (which bonuses shall be inclusive of payroll taxes and workers' compensation taxes to the extent assessable but as to which no benefits shall be payable) to Retained Employees who do not voluntarily leave employment and are not terminated "for cause". Such Retention Bonuses shall be payable within thirty
(30) days after the Sale Termination Date, and shall be processed through Merchant's payroll system.

     Section 10. Conditions Precedent. The willingness of Agent and Merchant to enter into the transactions contemplated under this Agreement are directly conditioned upon the satisfaction of the following conditions at the time or during the time periods indicated, unless specifically waived in writing by the applicable party:

               (a) All representations and warranties of Merchant and Agent hereunder shall be true and correct in all material respects and no Event of Default shall have occurred and be continuing at and as of the date hereof and as of the Sale Commencement Date.

               (b) The Approval Order shall be entered on or before February 13, 2004.

               (c) Merchant shall have provided Agent reasonable access to all pricing and cost files, computer hardware, software and data files, inter-Store transfer logs, markdown schedules, invoices, style runs and all other documents relative to the price, mix and quantities of inventory located at the Stores.

     Section 11. Representations, Warranties and Covenants.


     11.1 Merchant's Representations, Warranties and Covenants. Merchant hereby represents, warrants and covenants in favor of Agent as follows:

               (a) Merchant: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted; and (iii) is and during the Sale Term will continue to be duly authorized and qualified as a foreign corporation to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including all jurisdictions in which the Stores are located.

               (b) Subject to the issuance of the Approval Order, (i) Merchant has the right, power and authority to execute and deliver this Agreement and each other document and agreement contemplated hereby (collectively, together with this Agreement, the "Agency Documents") and to perform fully its obligations thereunder; (ii) Merchant has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required for Merchant to enter into and deliver the Agency Documents, to perform its obligations thereunder, and to consummate the Sale; (iii) each of the Agency Documents has been duly executed and delivered by Merchant and constitutes the legal, valid and binding obligation of Merchant enforceable in accordance with its terms; (iv) no court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair, or is required for Merchant's consummation of, the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor; and (v) no contract or other agreement to which Merchant is a party or by which the Merchant is otherwise bound will prevent or impair the consummation of the Sale and the other transactions contemplated by this Agreement.

               (c) Except as set forth in Sections 11.1(j) and 11.1(l), since January1, 2004, Merchant has operated the Stores, and shall continue to operate the Stores, in the ordinary course of business consistent with historical operations and consistent in terms of pricing and operations in the manner in which Merchant has operated the other stores in its chain that are not closing; provided, however, Merchant has not and shall not prior to the Sale Commencement Date increase the level of promotions or discounts at the Stores from the levels currently in place.

               (d) Merchant owns and will own at all times during the Sale Term, good and marketable title to all of the Merchandise free and clear of all liens, claims and encumbrances of any nature except existing liens, which, shall be released and attached to the Guaranteed Amount and amounts reimbursed to Merchant on account of Sale Expenses or any other amounts due Merchant hereunder.

               (e) Merchant has maintained its pricing files in the ordinary course of business, and prices charged to the public for goods (whether in-Store, by advertisement or otherwise) are the same in all material respects as set forth in such pricing files for the periods indicated therein. All pricing files and records relative to the Merchandise have been made available to Agent. All such pricing files and records are true and accurate in all material respects as to the actual cost to Merchant for purchasing the goods referred to therein and as to the selling price to the public for such goods as of the dates and for the periods indicated therein.

               (f) As of the date hereof, the levels of goods (as to quantity) and the mix of goods (as to type, category, style, brand and description) at the Stores are as set forth in the information provided by Merchant to Agent.

               (g) As of the Sale Commencement Date, all normal course permanent markdowns on goods located at the Stores will have been taken on a basis consistent with Merchant's historical practices and policies.

               (h) Merchant has not since January 1, 2004, and shall not up to the Sale Commencement Date, marked up or raised the price of any items of Merchandise, or removed or altered any tickets or any indicia of clearance merchandise, except in the ordinary course of business or as previously disclosed to Agent.

               (i) Merchant shall ticket or mark all items of inventory received at the Stores prior to the Sale Commencement Date, in a manner consistent with similar inventory located at the Stores and in accordance with Merchant's historic practices and policies relative to pricing and marking inventory.

               (j) Merchant has not replenished the inventory in the Stores since December 31, 2003. In addition, Merchant has not and shall not purchase or transfer to or from the Stores any inventory outside the ordinary course in anticipation of the Sale or of the Inventory Taking.

               (k) To the best of Merchant's knowledge, except for Merchant's Chapter 11 bankruptcy case pending before the Bankruptcy Court, no action, arbitration, suit, notice, or legal, administrative or other proceeding before any court or governmental body has been instituted by or against Merchant, or has been settled or resolved, or to Merchant's knowledge, is threatened against or affects Merchant, relative to Merchant's business or properties, or which questions the validity of this Agreement, or that if adversely determined, would adversely affect the conduct of the Sale.

               (l) Merchant covenants to continue to operate the Stores in the ordinary course of business prior to the Sale Commencement Date.

               (m) To the best of Merchant's knowledge, all Merchandise is in compliance with all applicable federal, state, or local product safety laws, rules and standards.

               (n) Throughout the Sale Term, Agent shall have the right to the uninterrupted use and occupancy of, and peaceful and quiet possession of, each of the Stores, the assets currently located at the Stores, and the services provided at the Stores in order to conduct the Sale as contemplated herein.

               (o) Except as otherwise set forth herein, Merchant has paid and will use its reasonable best efforts to continue to pay throughout the Sale Term, (i) all post-petition self-insured or Merchant funded employee benefit programs for employees, including health and medical benefits and insurance and all proper claims made or to be made in accordance with such programs, (ii) all casualty, liability, workers' compensation and other similar insurance premiums, and (iii) all applicable taxes.

               (p) Merchant has not and shall not throughout the Sale Term take any actions the result of which is to materially increase the cost of operating the Sale, including, without limitation, increasing salaries or other amounts payable to employees.

               (q) Merchant is not a party to any collective bargaining agreements with its employees at the Stores and, to the best of Merchant's knowledge, no labor unions represent Merchant's employees at the Stores.

               (r) To the best of Merchant's knowledge, all information provided by Merchant to Agent in the course of Agent's due diligence and preparation and negotiation of this Agreement (including information as to the Store inventories and operating expenses) is as of the date hereof true and accurate in all material respects.

               (s) As of the date of this Agreement, Merchant is current in the payment of all post-petition telephone, utilities, taxes and insurance.

     11.2 Agent's Representations, Warranties and Covenants. The Agent hereby warrants and covenants in favor of Merchant as follows:

               (a) The Agent (i) is a corporation validly existing and in good standing in its State of incorporation; (ii) has all requisite power and authority to consummate the transactions contemplated hereby; and (iii) is and during the Sale Term will continue to be, duly authorized and qualified to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification.

               (b) Agent has the right, power and authority to execute and deliver each of the Agency Documents to which it is a party and to perform fully its obligations thereunder. Agent has taken all necessary actions required to authorize the execution, delivery, and performance of the Agency Documents, and no further consent or approval is required on the part of Agent for Agent to enter into and deliver the Agency Documents and to perform its obligations thereunder. Each of the Agency Documents has been duly executed and delivered by the Agent and constitutes the legal, valid and binding obligation of Agent enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair or is required for Agent's consummation of the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor. No contract or other agreement to which Agent is a party or by which Agent is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

               (c) No action, arbitration, suit, notice, or legal administrative or other proceeding before any court or governmental body has been instituted by or against Agent, or has been settled or resolved, or to Agent's knowledge, has been threatened against or affects Agent, which questions the validity of this Agreement or any action taken or to be taken by Agent in connection with this Agreement, or which if adversely determined, would have a material adverse effect upon Agent's ability to perform its obligations under this Agreement.

     Section 12. Insurance.

     12.1 Merchant's Liability Insurance. Merchant shall continue at its cost and expense (subject to Agent's payment of a pro rata portion as a Sale Expense) until the Sale Termination Date, in such amounts as it currently has in effect, all of its liability insurance policies including, but not limited to, products liability, comprehensive public liability, auto liability and umbrella liability insurance, covering injuries to persons and property in, or in connection with Merchant's operation of the Stores, and shall cause Agent to be named an additional insured with respect to all such policies. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as an additional insured, in form reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. In the event of a claim under any such policies Merchant shall be responsible for the payment of all deductibles, retention's or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Agent, or Agent's employees, independent contractors or agents (other than Merchant's employees).

     12.2 Merchant's Casualty Insurance. Except for flood insurance, Merchant will provide throughout the Sale Term, at Agent's sole cost and expense, fire, theft and extended coverage casualty insurance covering the Merchandise in a total amount as it currently has in effect equal to no less than the Retail Price thereof. From and after the date of this Agreement until the Sale Termination Date, all such policies will name Agent as loss payee. In the event of a loss to the Merchandise on or after the entry of the Approval Order, the proceeds of such insurance attributable to the Merchandise plus any self insurance amounts and the amount of any deductible (which amounts shall be paid by Merchant), shall constitute Proceeds hereunder and shall be paid to Agent. Following the full payment of the Guaranteed Amount, and so long as the applicable Merchandise is not eliminated from the Sale pursuant to Section 8.8, in the event of such a loss Agent shall have the sole right to adjust the loss with the insurer. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as loss payee, in form and substance reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. Merchant shall not make any change in the amount of any deductibles or self insurance amounts prior to the Sale Termination Date without Agent's prior written consent.

     12.3 Agent's Insurance. Agent shall maintain at Agent's cost and expense throughout the Sale Term, in such amounts as it currently has in effect, comprehensive public liability and automobile liability insurance policies covering injuries to persons and property in or in connection with Agent `s agency at the Stores, and shall cause Merchant to be named an additional insured with respect to such policies. Prior to the Sale Commencement Date, Agent shall deliver to Merchant certificates evidencing such insurance policies setting forth the duration thereof and naming Merchant as an additional insured, in form and substance reasonably satisfactory to Merchant. In the event of a claim under any such policies Agent shall be responsible for the payment of all deductibles, retention's or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Merchant or Merchant's employees, independent contractors or agents (other than Agent or Agent's employees, agents or independent contractors).

     12.4 Worker's Compensation Insurance. Merchant shall at all times during the Sale Term maintain in full force and effect worker's compensation insurance covering all Retained Employees in compliance with all statutory requirements. Prior to the Sale Commencement Date, Merchant shall deliver to Agent a certificate of its insurance broker or carrier evidencing such insurance.

     12.5 Risk of Loss. Without limiting any other provision of this Agreement, Merchant acknowledges that Agent is conducting the Sale on behalf of Merchant solely in the capacity of an agent, and that in such capacity (i) Agent shall not be deemed to be in possession or control of the Stores or the assets located therein or associated therewith, or of Merchant's employees located at the Stores, and (ii) except as expressly provided in this Agreement, Agent does not assume any of Merchant's obligations or liabilities with respect to any of the foregoing. Merchant and Agent agree that Merchant shall bear all responsibility for liability claims of customers, employees and other persons arising from events occurring at the Stores during and after the Sale Term, except to the extent any such claim arises from the acts or omissions of Agent, or its supervisors or employees located at the Stores (an " Agent Claim"). In the event of any such liability claim other than an Agent Claim, Merchant shall administer such claim and shall present such claim to Merchant's liability insurance carrier in accordance with Merchant's historic policies and procedures, and shall provide a copy of the initial documentation relating to such claim to Agent. To the extent that Merchant and Agent agree that a claim constitutes an Agent Claim, Agent shall administer such claim and shall present such claim to its liability insurance carrier, and shall provide a copy of the initial documentation relating to such claim to Merchant. In the event that Merchant and Agent cannot agree whether a claim constitutes an Agent Claim, each party shall present the claim to its own liability insurance carrier, and a copy of the initial claim documentation shall be delivered to the other party.

     Section 13. Indemnification.

     13.1 Merchant Indemnification. Merchant shall indemnify and hold Agent and its officers, directors, employees, agents and independent contractors (collectively, "Agent Indemnified Parties") harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

               (i) Merchant's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

               (ii) Subject to Agent's  compliance  with its  obligations  under
Section 9.3 hereof, any failure of Merchant to pay to its employees any wages, salaries or benefits due to such employees during the Sale Term;

               (iii) Subject to Agent's  compliance with its  obligations  under
Section 8.3 hereof, any failure by Merchant to pay any Sales Taxes to the proper taxing authorities or to properly file with any taxing authorities any reports or documents required by applicable law to be filed in respect thereof;

               (iv) any consumer warranty or products liability claims relating to Merchandise;

               (v) any liability or other claims asserted by customers, any of Merchant's employees, or any other person against any Agent Indemnified Party (including, without limitation, claims by employees arising under collective bargaining agreements, worker's compensation or under the WARN Act), except for Agent Claims; and

               (vi) the gross negligence or willful misconduct of Merchant or any of its officers, directors, employees, agents or representatives.

     13.2 Agent Indemnification. Agent shall indemnify and hold Merchant and its officers, directors, employees, agents and representatives harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

               (i) Agent's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

               (ii) any harassment or any other unlawful, tortuous or otherwise actionable treatment of any employees or agents of Merchant by Agent or any of its representatives;

               (iii) any claims by any party engaged by Agent as an employee or independent contractor arising out of such employment and any governmental claims related thereto;

               (iv) any Agent Claims; and

               (v) the gross negligence or willful misconduct of Agent or any of its officer, directors, employees, agents or representatives.

               (vi) Agent's failure to pay to Merchant any Sales Taxes when due under Section 8.3 hereof and any payroll when due under Section 9.3 hereof.

     Section 14. Defaults. The following shall constitute "Events of Default" hereunder:

               (a) Merchant's or Agent's failure to perform any of their respective material obligations hereunder, which failure shall continue uncured seven (7) days after written notice thereof to the defaulting party; or

               (b) Any representation or warranty made by Merchant or Agent proves untrue in any material respect as of the date made; or

               (c) The Sale is terminated or materially interrupted at more than four (4) Stores for any reason other than (i) an Event of Default by Agent, or
(ii) any other breach or action by Agent not authorized hereunder, or (iii) any event administered pursuant to Section 8.8 above.

     Section 15. Security Interest. In consideration of Agent's payment of the Guaranteed Amount and the Sale Expenses, and the provision of services hereunder to Merchant, effective upon the later of (i) payment by Agent of the initial eighty percent (80%) of the Guaranteed Amount as provided in Section 3.3 hereof, and (ii) Agent's delivery of the Letter of Credit as provided in Section 3.4 hereof, Merchant hereby grants to Agent a first priority security interest in and lien upon the Merchandise and the Proceeds to secure all obligations of Merchant to Agent hereunder, junior only to the lien of Lender to the extent of any unpaid balance of the Guaranteed Amount or the Expenses, and any and all valid and perfected pre-petition liens. Merchant shall execute all such documents and take all such other actions as are reasonably required to perfect and maintain such security interest as a valid and perfected first priority security interest.

     Section 16. Furniture, Fixtures and Equipment. At Merchant's option, Agent shall sell the FF&E and be entitled to receive a commission equal to twenty (20%) of the proceeds from the sale of such FF&E, net of sales taxes and expenses incurred in connection with the disposition of the FF&E in accordance with a budget to be mutually agreed upon between Merchant and Agent; provided further however, Merchant may elect to receive (the "FF&E Election"), in lieu of proceeds net of expenses and Agent's commission, a lump sum payment, on a per Store basis, in an amount to be agreed upon between Merchant and Agent, in which case all costs and expenses associated with the disposition thereof shall be borne by Agent. In either event, as of the Sale Termination Date, Agent may abandon, to Merchant, in place in a neat and orderly manner any unsold FF&E at the Stores. In the event that Merchant elects to have someone other than the Agent dispose of the FF&E, Agent agrees that it shall cooperate with such party, provided however, it is understood that such third party's efforts shall not unreasonably interfere with Agent's conduct of the Sale, and removal of any FF&E shall be done in coordination with, and the consent of, the Agent, which consent shall not be unreasonably withheld. As to any unsold FF&E, Agent shall have the right to leave such FF&E at the Stores without liability or costs; provided, however, the Stores are left in broom clean condition.

     Section 17. Intentionally Omitted.

     Section 18. Miscellaneous.

     18.1 Notices. All notices and communications provided for pursuant to this Agreement shall be in writing, and sent by hand, by facsimile, or a recognized overnight delivery service, as follows:

                   If to the Agent:  Garcel, Inc. d/b/a The Great American Group
                                     One Parkway North
                                     Suite 520
                                     Deerfield, Illinois  60015
                                     Attn: Mark Naughton
                                     Telecopy No. (847) 444-1401

                   If to Merchant:   Factory 2-U Stores, Inc.
                                     4000 Ruffin Road
                                     San Diego, CA  92123
                                     Attn:  Susan M. Skrokov
                                     Secretary
                                     Telecopy No. (858)-637-4180



                   With a copy to:   Hennigan, Bennett & Dorman LLP
                                     601 South Figueroa Street
                                     Suite 3300
                                     Los Angeles, CA  90017
                                     Attn:  Bennett J. Murphy, Esq.
                                     Telecopy No. (213) 694-1234

     18.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to conflicts of laws principles thereof, except where governed by the Bankruptcy Code. Agent and Merchant agree that the Bankruptcy Court shall retain jurisdiction to resolve any and all disputes arising under this Agreement and accepts and submits to the jurisdiction of the Bankruptcy Court.

     18.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and cancels all prior agreements, including, but not limited to, all proposals, letters of intent or representations, written or oral, with respect thereto.

     18.4 Amendments. This Agreement may not be modified except in a written instrument executed by each of the parties hereto.

     18.5 No Waiver. No consent or waiver by any party, express or implied, to or of any breach or default by the other in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

     18.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Agent and Merchant, and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Merchant or Agent without the prior written consent of the Court.

     18.7 Execution in Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one agreement. This Agreement may be executed by facsimile, and such facsimile signature shall be treated as an original signature hereunder.

     18.8 Section Headings. The headings of sections of this Agreement are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any provisions hereof.

     18.9 Survival. All representations, warranties, covenants and agreements made by the parties hereto shall be continuing, shall be considered to have been relied upon by the parties and shall survive the execution, delivery, performance and/or termination of this Agreement.

     IN WITNESS WHEREOF, Agent and Merchant hereby execute this Agreement by their duly authorized representatives as of the day and year first written above.

                            Factory 2-U Stores, Inc.

                            By: /s/Norman G. Plotkin
                               ------------------------------------------------
                               Norman G. Plotkin
                               Chief Executive Officer



                             Garcel, Inc. d/b/a The Great American Group

                            By: /s/ Mark Naughton
                               ------------------------------------------------
                               Mark Naughton
                               Vice President and General Counsel